EXHIBIT 99
GIANT INDUSTRIES, INC.
NEWS RELEASE


Contact:  Mark B. Cox
          Vice President, Treasurer, & Chief Financial Officer
          Giant Industries, Inc.
          (480) 585-8888

FOR IMMEDIATE RELEASE

August 12, 2003



              GIANT INDUSTRIES, INC. ANNOUNCES IMPROVED
                      SECOND QUARTER EARNINGS


Scottsdale, AZ (August 12, 2003): Giant Industries, Inc. [NYSE: GI] announced today net earnings from continuing operations of $769,000 or $0.09 per share for the second quarter ended June 30, 2003. Net earnings, including discontinued operations, were $447,000 or $0.05 per share, for the second quarter ended June 30, 2003 compared to a net loss for the second quarter of 2002 of ($4.3 million) or ($0.50) per share. For the first half of 2003, the Company reported net earnings of $2.1 million or $0.24 per share versus a net loss of ($4.2 million) or ($0.49) per share for the first six months of 2002.

Fred Holliger, Giant's Chairman and CEO said, "The first six months of this year were better than the first six months of last year as each of our three business units posted significant improvement in operating results. Our refining operations had earnings before tax of $27.7 million in the first half of 2003 compared to $14.2 million for the same period last year. The improvement was primarily the result of improved refining margins. Refining's contribution to earnings was negatively impacted by a scheduled turnaround at our Yorktown refinery that took place the last ten days of March and the first two weeks of April. Additionally, an unscheduled outage at our Yorktown refinery caused by a transformer failure at the third-party owned and operated electric generation plant that supplies power to the refinery negatively impacted earnings. As a result of this outage, we incurred costs of approximately $1.3 million to repair damage caused by the loss of power and estimate the reduced production resulted in lost earnings of approximately $3.8 million. We are pursuing reimbursement from our power supplier for these costs. We have no way, however, of predicting the outcome of this effort."

"Our retail operations have also performed well in the first half of 2003. Year-to-date, the earnings contribution from same store fuel sales is up almost 25% over the prior year level and our same store merchandise contribution is up approximately 10% over the prior year. These improvements, coupled with continued cost containment, have resulted in earnings before tax in the first six months of 2003 of approximately $5.6 million versus a loss of $90,000 in the first six months of last year. As a result of this improved performance and our program to divest non-strategic locations, our store level return on investment has increased to an acceptable level."

"Phoenix Fuel Company continued to experience strong growth in both wholesale and cardlock fuel sales that contributed to before tax earnings growth of approximately 27% from approximately $3.0 million in the first six months of 2002 to $3.9 million in the first six months of 2003."

Holliger continued, "We are continuing the sale of non-strategic assets and remain committed to our debt reduction program. In the second quarter, we received proceeds of approximately $6.6 million from the sale of retail assets. We recently negotiated a Purchase and Sale Agreement for the sale of our corporate office. The sale is contingent on, among other things, us entering into a mutually acceptable leaseback arrangement. Upon completion of this sale, we will have sold approximately $38.8 million of non-strategic assets since we began the program in May of last year."

"In the second quarter, we funded approximately $4.9 million of capital expenditures and reduced debt by approximately $8.0 million. We have reduced our debt in excess of $62 million since the end of the second quarter 2002. Today, we have no borrowings outstanding on our revolving credit facility. Given the refining environment and the weak economic conditions that have persisted for the past twelve months, I believe that we have made significant strides in improving our financial performance and reducing debt levels."

Giant's senior management will hold a conference call at 2:00 p.m. EDT on August 12, 2003 to discuss this earnings release and provide an update on company operations. The conference call will be broadcast live on the company's website at www.giant.com.

Giant Industries, Inc., headquartered in Scottsdale, Arizona, is a refiner and marketer of petroleum products. Giant owns and operates one Virginia and two New Mexico crude oil refineries, a crude oil gathering pipeline system based in Farmington, New Mexico, which services the New Mexico refineries, finished products distribution terminals in Albuquerque, New Mexico and Flagstaff, Arizona, a fleet of crude oil and finished product truck transports, and a chain of retail service station/convenience stores in New Mexico, Colorado, and Arizona. Giant is also the parent Company of Phoenix Fuel Co., Inc., an Arizona wholesale petroleum products distributor. For more information, please visit Giant's website at www.giant.com.

This press release contains forward-looking statements that involve known and unknown risks and uncertainties. Forward-looking statements are identified by words or phrases such as "believes," "expects," "anticipates," "estimates," "should," "could," "plans," "intends," "will," variations of such words and phrases, and other similar expressions. While these forward-looking statements are made in good faith, and reflect the Company's current judgment regarding such matters, actual results could vary materially from the forward-looking statements. Important factors that could cause actual results to differ from forward-looking statements include, but are not limited to: the inability to attain expected debt reductions, recoverability of capital costs and earnings from the power outage at the Yorktown refinery, the ability to complete targeted, non-strategic asset sales including the sale of the corporate office, continuation of current store level returns on investment and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to the Company, or persons acting on behalf of the Company, are expressly qualified in their entirety by the foregoing. Forward-looking statements made by the Company represent its judgment on the dates such statements are made. The Company assumes no obligation to update any forward-looking statements to reflect new or changed events or circumstance.


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
                         CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                          (Unaudited)

                                                     (In thousands except shares and per share data)
---------------------------------------------------------------------------------------------------
                                                         Three Months             Six Months
                                                        Ended June 30,          Ended June 30,
---------------------------------------------------------------------------------------------------
                                                        2003        2002        2003        2002
---------------------------------------------------------------------------------------------------
Net revenues                                         $  409,708  $  289,578  $  891,015  $  468,886
Cost of products sold                                   339,380     239,911     749,747     375,633
---------------------------------------------------------------------------------------------------
Gross margin                                             70,328      49,667     141,268      93,253
Operating expenses                                       41,486      30,094      80,513      53,282
Depreciation and amortization                             9,433       8,748      18,562      16,800
Selling, general and administrative expenses              7,272       6,130      14,296      11,555
Net (gain) loss on disposal/write-down of assets           (177)        504         234         508
---------------------------------------------------------------------------------------------------
Operating income                                         12,314       4,191      27,663      11,108
Interest expense                                         (9,865)     (9,527)    (20,024)    (15,530)
Amortization/write-off of financing costs                (1,197)       (909)     (2,388)     (1,117)
Interest and investment income                               59         261          83         325
---------------------------------------------------------------------------------------------------
Earnings (loss) from continuing operations
  before income taxes                                     1,311      (5,984)      5,334      (5,214)
Provision (benefit) for income taxes                        542      (2,159)      2,207      (1,848)
---------------------------------------------------------------------------------------------------
Earnings (loss) from continuing operations before
  cumulative effect of change in accounting principle       769      (3,825)      3,127      (3,366)
Discontinued operations, net of income tax benefit
  of $214, $306, $233 and $531                             (322)       (459)       (349)       (795)
Cumulative effect of change in accounting principle,
  net of income tax benefit of $469                           -           -        (704)          -
---------------------------------------------------------------------------------------------------
Net earnings (loss)                                  $      447  $   (4,284) $    2,074  $   (4,161)
===================================================================================================
Net earnings (loss) per common share:
  Basic
    Continuing operations                            $     0.09  $    (0.45) $     0.36  $    (0.40)
    Discontinued operations                               (0.04)      (0.05)      (0.04)      (0.09)
    Cumulative effect of change in
      accounting principle                                    -           -       (0.08)          -
---------------------------------------------------------------------------------------------------
                                                     $     0.05  $    (0.50) $     0.24  $    (0.49)
===================================================================================================
  Assuming dilution
    Continuing operations                            $     0.09  $    (0.45) $     0.36  $    (0.40)
    Discontinued operations                               (0.04)      (0.05)      (0.04)      (0.09)
    Cumulative effect of change in
      accounting principle                                    -           -       (0.08)          -
---------------------------------------------------------------------------------------------------
                                                     $     0.05  $    (0.50) $     0.24  $    (0.49)
===================================================================================================
Weighted average number of shares outstanding:
  Basic                                               8,780,857   8,566,271   8,676,895   8,560,109
  Assuming dilution                                   8,861,823   8,566,271   8,738,746   8,560,109
===================================================================================================


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
                       CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (Unaudited)

                                                              (In thousands)
--------------------------------------------------------------------------------------
                                                     June 30, 2003   December 31, 2002
--------------------------------------------------------------------------------------
Assets
Current assets                                         $  222,145        $  211,882
--------------------------------------------------------------------------------------
Property, plant and equipment                             645,385           630,950
  Less accumulated depreciation and amortization         (230,030)         (212,801)
--------------------------------------------------------------------------------------
                                                          415,355           418,149
Other assets                                               60,514            72,255
--------------------------------------------------------------------------------------
Total Assets                                           $  698,014        $  702,286
======================================================================================
Liabilities and Stockholders' Equity
Current liabilities                                    $  128,000        $  120,351
Long-term debt, net of current portion                    378,748           398,069
Deferred income taxes                                      39,185            37,612
Other liabilities                                          21,790            18,937
Stockholders' equity                                      130,291           127,317
--------------------------------------------------------------------------------------
Total Liabilities and Stockholders' Equity             $  698,014        $  702,286
======================================================================================

Certain reclassifications have been made to the year 2002 financial statements to conform to classifications used in 2003. These reclassifications had no effect on reported earnings or stockholders' equity.


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
                                        OPERATING STATISTICS


                                          2 Qtr. 2003  1 Qtr. 2003  4 Qtr. 2002  3 Qtr. 2002  2 Qtr. 2002
---------------------------------------------------------------------------------------------------------
Refining
--------
Four Corners Operations:
Crude Oil/NGL Throughput (BPD)               31,854       31,146       32,389       30,902       33,144
Refinery Sourced Sales Barrels (BPD)         30,472       31,534       30,006       32,408       34,060
Avg. Crude Oil Costs ($/Bbl)               $  27.90     $  31.21     $  26.68     $  25.96     $  23.48
Refining Margins ($/Bbl)                   $   9.41     $   8.32     $   7.64     $   6.04     $   6.41
Retail Fuel Volumes Sold as a % of
  Four Corners Refinery's Sourced
    Sales Barrels                                38%          36%          39%          41%          38%

Yorktown Operations:(1)
Crude Oil/NGL Throughput (BPD)               52,316       56,256       61,629       54,677       53,563
Refinery Sourced Sales Barrels (BPD)         54,046       59,389       60,911       58,803       54,610
Avg. Crude Oil Costs ($/Bbl)               $  28.06     $  32.85     $  27.50     $  26.57     $  26.77
Refining Margins ($/Bbl)                   $   2.82     $   4.25     $   3.21     $   1.71     $   1.68

Retail(2)
---------
Fuel Gallons Sold (000's)                    43,902       42,870       45,053       50,845       49,727
Fuel Margins ($/gal)                       $   0.22     $   0.14     $   0.15     $   0.14     $   0.16
Merchandise Sales ($ in 000's)             $ 34,570     $ 30,934     $ 32,981     $ 38,069     $ 37,984
Merchandise Margins                              30%          31%          27%          28%          28%
Number of Operating Units at End of Period      129          135          136          140          146

Phoenix Fuel
------------
Fuel Gallons Sold (000's)                   105,148      103,037       99,012       94,703       90,524
Fuel Margins ($/gal)                       $   0.05     $   0.05     $   0.06     $   0.05     $   0.05
Lubricant Sales ($ in 000's)               $  6,212     $  5,615     $  5,922     $  5,234     $  5,002
Lubricant Margins                                15%          16%          17%          16%          18%
---------------------------------------------------------------------------------------------------------

Operating Income (Loss) (in 000's)
----------------------------------
Refining: Four Corners Operations         $ 12,715     $  9,503     $  7,600     $  5,816     $  8,356
          Yorktown Operations               (2,847)       8,358        2,696       (5,994)      (3,090)
Retail(2)                                     4,809        1,033          413        1,639        1,886
Phoenix Fuel                                  2,284        1,606        2,223        1,752        1,566
Corporate                                    (5,033)      (4,924)      (4,550)      (4,725)      (4,233)
Net gain (loss) on disposal/write-down
  of assets(2)                                 (150)        (273)       1,996        4,961       (1,059)
---------------------------------------------------------------------------------------------------------
Total(2)                                   $ 11,778     $ 15,303     $ 10,378     $  3,449     $  3,426
=========================================================================================================

Capital Expenditures (in 000's)(3)
----------------------------------
Refining: Four Corners Operations         $    257     $    341     $    344     $    547     $  4,170
          Yorktown Operations                4,317        4,446        2,418          900          304
Retail                                          120          254          123          449          136
Phoenix Fuel                                    129          205          185           87           57
Corporate                                        55           26          137          248          553
---------------------------------------------------------------------------------------------------------
Total                                      $  4,878     $  5,272     $  3,207     $  2,231     $  5,220
=========================================================================================================

(1)  The Yorktown Refinery was purchased on May 14, 2002.
(2)  Includes discontinued operations.
(3)  Excludes Yorktown Refinery acquisition contingent payments in the first and second quarters of 2003 and the acquisition of the Yorktown Refinery in the second quarter of 2002.


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
                          Selected Financial Data

                                              June 30, 2003    December 31, 2002
--------------------------------------------------------------------------------
Working Capital (In Millions)                    $ 94,145          $  91,531
Current Ratio                                      1.74:1             1.76:1
Long-Term Debt As A Percent of Total Capital         74.4%              75.8%
Net Debt As A Percent of Total Capital               73.9%              75.3%
Book Value Per Share                             $  14.83           $  14.85
Net cash provided by operating activities(4)     $ 28,208           $ 38,068

(4) Net cash provided by operating activities for June 30, 2003 and December 31, 2002 is for six and twelve months, respectively.


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

           Share Price Data and Dividends (NYSE: GI)

                       High     Low     Close     Dividends
-----------------------------------------------------------
2003 2nd Quarter     $  6.32   $ 4.42   $ 5.96     $   --
2003 1st Quarter     $  5.50   $ 2.85   $ 4.89     $   --
2002 4th Quarter     $  3.85   $ 1.86   $ 2.95     $   --
2002 3rd Quarter     $  8.13   $ 3.15   $ 3.75     $   --
2002 2nd Quarter     $ 12.55   $ 7.50   $ 8.00     $   --
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